Exhibit 10.1
9 Meters Biopharma, Inc.
Amended and Restated Senior Secured Convertible Note due 2025
THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE), THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

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9 Meters Biopharma, Inc.
Senior Secured Convertible Note due 2025
Certificate No. A-[●]
9 Meters Biopharma, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to High Trail Special Situations LLC (the “Initial Holder”), or its registered assigns, one hundred and five percent (105%) of the principal sum of [●] million dollars ($[●],000,000) (such principal sum, the “Principal Amount” and 105% of such Principal Amount, the “Maturity Principal Amount”) on July 1, 2025, and to pay any outstanding interest thereon, as provided in this Note, in each case as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.
Additional provisions of this Note are set forth on the other side of this Note.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, 9 Meters Biopharma, Inc. has caused this instrument to be duly executed as of the date set forth below.
9 Meters Biopharma, Inc.

Date:    [●], 202[●]        By:
Name:    [●]
Title:    [●]

(Signature Page to Senior Secured Convertible Note due 2025, Certificate No. A-[●])

9 Meters Biopharma, Inc.
Senior Secured Convertible Note due 2025
This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by 9 Meters Biopharma, Inc., a Delaware corporation (the “Company”), and designated as its “Senior Secured Convertible Notes due 2025.”
Section 1.Definitions.
“Adjustment Period” has the meaning set forth in Section 7(G)(i)(6)(d).
“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7(G)(ii)) of shares of Common Stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.
“Amortization Date” means, with respect to a Note, (A) the first calendar day of each month beginning with the first (1st) month following the Issue Date; and (B) if not otherwise included in clause (A), the Maturity Date.
“Amortization Payment” means (A) with respect to any Amortization Date prior to [●]1, an amount equal to, and subject to increase as set forth in Section 5(C)(i), [●]2 dollars ($[●]) on each such Amortization Date; provided, however, that the Company shall have the right to (i) upon written notice to the Holder (of which email notice shall be sufficient) delivered at least five (5) Trading Days (but no more than ten (10) Trading Days) prior to such Amortization Date (unless such time limitation is waived in writing by the Holder and the Company), decrease such Amortization Payment once each Amortization Date by an amount not to exceed [●]3 dollars ($[●]) or (ii) if mutually agreed in writing by both the Holder and the Company (of which an email writing shall be sufficient), increase such Amortization Payment to an amount not to exceed [●]4 dollars ($[●]) and (B) with respect to any Amortization Date on or after [●]5, an amount equal to [●]6 dollars ($[●]) on each such Amortization Date; provided, however, that the Company shall have the right to, if mutually agreed in writing by both the Holder and the Company (of which an email writing shall be sufficient), increase such Amortization Payment to an amount not to exceed ten million dollars ($[●]7).
“Amortization Stock Payment Date” has the meaning set forth in Section 5(C)(i)(1).
“Amortization Stock Payment Delivery Date” has the meaning set forth in Section 5(C)(i)(1).
1 NTD: The first (1st) day of the twelfth (12th) month after the Issue Date.
2 NTD: An amount equal to 105.0% of the initial Principal Amount multiplied by 7.50%.
3 NTD: An amount equal to 105.0% of the initial Principal Amount multiplied by 2.50%.
4 NTD: An amount equal to 105.0% of the initial Principal Amount multiplied by 45.0%.
5 NTD: The first (1st) day of the twelfth (12th) month after the Issue Date.
6 NTD: An amount equal to 105.0% of the initial Principal Amount multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of Amortization Dates that remain as of the date of [the date in Footnote 5].
7 NTD: An amount equal to 105.0% of the initial Principal Amount multiplied by 45.0%.

“Amortization Stock Payment Notice” has the meaning set forth in Section 5(C)(i)(2).
“Amortization Stock Payment Period” has the meaning set forth in Section 5(C)(i)(1).
“Applicable Price” has the meaning set forth in Section 7(G)(i)(6).
“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof, or, if such Principal Amount then-outstanding is less than $1,000, then such outstanding Principal Amount.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Note as of such date.
“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.
“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 4(C)(iii), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor: (1) For purposes of Section 4(C)(iii)(1), the first alternative set forth below that can be determined by the Collateral Agent: (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or (b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 4(C)(iii)(1); and (2) For purposes of Section 4(C)(iii)(2), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Collateral Agent and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters) that the Collateral Agent and the Company decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Note).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.
“Business Combination Event” has the meaning set forth in Section 10.
“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.
“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Cash” means all cash and liquid funds.
“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.
“Clinical Development Cessation” has the meaning set forth in Section 8(B)(i).
“Clinical Development Cessation Notice” has the meaning set forth in Section 8(B)(i).
“Clinical Development Cessation Optional Redemption Date” has the meaning set forth in Section 8(B)(i).
“Clinical Development Cessation Optional Redemption Notice” has the meaning set forth in Section 8(B)(i).
“Clinical Development Cessation Redemption Amount” has the meaning set forth in Section 8(B)(i).
“Clinical Development Cessation Redemption Price” means the cash price equal to one hundred fifteen percent (115%) of the outstanding Principal Amount plus the accrued and unpaid interest thereon.
“Clinical Development Cessation Trigger” has the meaning set forth in Section 8(B)(i).
“Clinical Development Cessation Trigger Notice” has the meaning set forth in Section 8(B)(i).
“Close of Business” means 5:00 p.m., New York City time.
“Collateral” has the meaning set forth in the Security Agreements.

“Collateral Agent” means High Trail Special Situations LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company.
“Common Stock Change Event” has the meaning set forth in Section 7(I)(i)(4).
“Company Redemption Equity Conditions” will be deemed to be satisfied as of any date if all of the conditions of the Initial Equity Conditions are satisfied, plus the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the Daily VWAP per share of Common Stock on the Nasdaq Capital Market is not less than three dollars ($3.00) (subject to proportionate adjustments for events of the type set forth in Section 7(G)(i)(1); and (B) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Nasdaq Capital Market is not less than one hundred thousand dollars ($100,000).
“Company Redemption Equity Conditions Period” has the meaning set forth in Section 8(A)(iv).
“Company Redemption Date” means the Company Redemption Option 1 Date or the Company Redemption Option 2 Date, as applicable.
“Company Redemption Option 1 Date” has the meaning set forth in Section 8(A)(i).
“Company Redemption Option 2 Date” has the meaning set forth in Section 8(A)(ii).
“Company Redemption Option 1 Price” means, with respect to a redemption of this Note pursuant to Section 8(A)(i), a cash amount equal to one hundred five percent (105%) of the Principal Amount of such Note elected to be redeemed by the Company, plus accrued and unpaid interest.
“Company Redemption Option 2 Price” means, with respect to a redemption of this Note pursuant to Section 8(A)(ii), a cash amount equal to the greater of (A) the Fixed Conversion Value, plus accrued and unpaid interest and (B) (i) if before the first year anniversary of the Issue Date, one hundred twenty-five percent (125%) of the Principal Amount of such Note elected to be redeemed by the Company, plus accrued and unpaid interest, (ii) if after the first year anniversary of the Issue Date but before the second year anniversary of the Issue Date, one hundred fifteen percent (115%) of the Principal Amount of such Note elected to be redeemed by the Company, plus accrued and unpaid interest and (iii) if after the second year anniversary of the Issue Date, one hundred five percent (105%) of the Principal Amount of such Note elected to be redeemed by the Company, plus accrued and unpaid interest.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Conversion Consideration” has the meaning set forth in Section 7(D)(i).
“Conversion Consideration Interest Shares” has the meaning set forth in Section 7(D)(i)(2).
“Conversion Consideration Interest Shares Notice” has the meaning set forth in Section 7(D)(ii).
“Conversion Date” means the first Business Day on which the requirements set forth in Section 7(C)(i) to convert this Note are satisfied.
“Conversion Notice” has the meaning set forth in Section 7(C)(i).
“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.
“Conversion Floor Price” shall mean a price equal to the greater of (x) two dollars ($2.00) (adjusted for any subsequent stock splits or reverse stock splits) and (y) fifteen percent (15%) of the Market Stock Payment Price on the last day of the prior Amortization Stock Payment Period.
“Conversion Rate” initially means [Insert an amount (rounded to the nearest fourth decimal place) equal to a fraction (1) whose numerator is $1,000; and (2) whose denominator is 100% of the average of the five (5) Daily VWAPs immediately prior to the date of the Securities Purchase Agreement or for Subsequently Purchased Notes, the five (5) Daily VWAPs immediately prior to such Issuance(s); provided that, in each occurrence, if such average of the five (5) Daily VWAPs immediately prior to the Securities Purchase Agreement or issuance of Subsequently Purchased Notes, as applicable (each a “Conversion Rate Date”), is higher than the Daily VWAP on the date immediately prior to the applicable Conversion Rate Date, then the Daily VWAP on the date immediately prior to the applicable Conversion Rate Date shall be used] shares of Common Stock per $1,000 Principal Amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 7; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.
“Conversion Settlement Date” has the meaning set forth in Section 7(D)(iv).
“Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.
“Covering Price” has the meaning set forth in Section 7(D)(v)(1).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on the Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NMTR <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.
“Default Interest” has the meaning set forth in Section 4(B)(ii).
“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(A)matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(B)is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or
(C)is redeemable at the option of the holder thereof, in whole or in part,
(D)in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.
“DTC” means The Depository Trust Company.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the

Holder, so long as the Collateral Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Holder, written notice of objection to such Early Opt-in Election from Holders comprising the Required Holders.
“Early Opt-in Election” means the occurrence of: (1) a notification by the Collateral Agent to (or the request by the Company to the Collateral Agent to notify) the Holder that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities for public companies in the pharmaceutical or biotechnology industry sector and with similar credit profiles to the Company) at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Collateral Agent and the Company to trigger a fallback from LIBOR and the provision by the Collateral Agent of written notice of such election to the Holder.
“Eligible Exchange” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).
“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) the issuance of such shares will not be limited by Section 7(J); (D) such shares will satisfy Section 7(E)(i); (E) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per share of Common Stock on the Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) is not less than three dollars ($3.00) (subject to proportionate adjustments for events of the type set forth in Section 7(G)(i)(1); (G) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) is not less than one hundred thousand dollars ($100,000); and (H) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.
“Equity-Linked Securities” means any rights, obligations, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.
“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.
“Equity Issuance” shall mean (a) any issuance or sale by the Company or any of its Subsidiaries of any Equity Interests (including any Equity Interests issued upon exercise or conversion of any Equity Rights) or any Equity Rights, or (b) the receipt by the Company or any of its Subsidiaries of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), in each case for bona fide capital-raising purposes and other than (i) any issuance of Equity Interests upon the exercise of any Equity Rights outstanding as of the date hereof provided, that such issuance is made pursuant to the terms of such Equity Rights in effect on the date hereof and such Equity Rights are not amended to increase the number of such Equity Interests or to decrease the exercise price, exchange price or conversion price of Equity Rights, (ii) Equity Interests issuable upon the exercise of any Equity Rights or upon the lapse of forfeiture restrictions on awards made pursuant to an Approved Stock Plan (including Equity Interests withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions) or (iii) Common Stock issuable upon the exercise of stock options or upon the lapse of forfeiture restrictions on awards made pursuant to, any stock option exchange program of the Company that is approved by the Board of Directors or the compensation committee thereof or the Company’s stockholders, whether now in effect or hereafter implemented.
“Equity Rights” shall mean, with respect to any Person, any then-outstanding subscriptions, options, warrants, commitments, preemptive rights, convertible debt, or other equity-linked securities or agreements of any kind for the issuance or sale, of any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Event of Default” has the meaning set forth in Section 11(A).
“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to the greater of (A) one hundred fifteen percent (115%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) plus accrued and unpaid interest on this Note and (B) the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the date that the Holder delivers such notice pursuant to Section 11(B)(ii); (ii) the total then outstanding Principal Amount (expressed in thousands) of this Note plus accrued and unpaid interest; and (iii) the Daily VWAP on the date the Holder delivers such notice pursuant to Section 11(B)(ii).
“Event of Default Notice” has the meaning set forth in Section 11(C).
“Event of Default Stock Payment” has the meaning set forth in Section 5(E).
“Event of Default Stock Payment Date” means any date on which the Holder delivers an Event of Default Stock Payment Notice pursuant to Section 5(E) hereunder.
“Event of Default Stock Payment Delivery Date” has the meaning set forth in Section 5(E).
“Event of Default Stock Payment Notice” has the meaning set forth in Section 5(E).
“Event of Default Stock Payment Price” means, with respect to any Event of Default Stock Payment Date, an amount equal to eighty five percent (85.0%) of the lowest Daily VWAP during the ten (10) VWAP Trading Day period ending on such Event of Default Stock Payment Date.
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Excess Shares” has the meaning set forth in Section 7(J)(i).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempt Issuance” means the issuance of (a) Common Stock, options, restricted stock awards, restricted stock units, stock appreciation rights or other equity awards to employees, officers, directors of the Company pursuant to an Approved Stock Plan (as defined in the Securities Purchase Agreement) or any stock or option plan or other agreement duly adopted by: (i) the Board of Directors or the compensation committee thereof and approved by the stockholders of the Company for the purposes of providing compensation for services provided to the Company in their capacity as such, or (ii) the Board of Directors or the compensation committee thereof as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) or (b) (or such similar rule of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) any securities issued upon the exercise or exchange of or conversion of any Convertible Securities issued and outstanding on the date of the Securities Purchase Agreement, provided that such securities have not been amended since the date of the Securities Purchase Agreement to increase the number of such securities, to extend the term of such securities, to decrease the exercise price, exchange price or conversion price of such securities, or to otherwise have terms that are less favorable to the Company.
“Expiration Date” has the meaning set forth in Section 7(G)(i)(5).
“Expiration Time” has the meaning set forth in Section 7(G)(i)(5).
“FCA” has the meaning set forth in Section 5(B)(iii).
“Fixed Conversion Value” means the amount equal to the product of (i) the Daily VWAP of the Company’s Common Stock on the date of the Redemption Notice and (ii) the number of shares of Common Stock that would result from the conversion on the date of the Redemption Notice at the Conversion Price of the portion of the Principal Amount redeemed pursuant to Section 8(A)(ii). For purposes of such calculation, any conversion limitations set forth herein shall not apply.
“Floor” means a rate equal to six percent (6.00%) per annum.
“Forced Conversion” means the conversion of this Note pursuant to Section 7(F).
“Forced Conversion Date” has the meaning set forth in Section 7(F)(i).
“Forced Conversion Notice” has the meaning set forth in Section 7(F)(i).
“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to an effective registration statement and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.
“Fundamental Change” means any of the following events:
(A)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;
(B)the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);
(C)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(D)the Common Stock ceases to be listed on any Eligible Exchange.
For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Fundamental Change Notice” has the meaning set forth in Section 6(C).
“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the greater of (A) one hundred fifteen percent (115%) of the then outstanding Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice) to be so repurchased and (B) the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (ii) the Principal Amount of this Note to be repurchased upon a Repurchase Upon Fundamental Change (expressed in thousands); and (iii) the Fundamental Change Stock Price for such Fundamental Change.
“Fundamental Change Stock Price” means, with respect to any Fundamental Change, the Daily VWAP per share of Common Stock occurring on the later of (i) the VWAP Trading Day immediately before the effective date of such Fundamental Change and (ii) the VWAP Trading Day immediately after any public announcement of such Fundamental Change, which includes, but is not limited to, public disclosure on a Form 8-K or otherwise.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.
“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.
The term “including” means “including without limitation,” unless the context provides otherwise.
“IBA” has the meaning set forth in Section 5(B)(iii).
“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.
“Independent Investigator” has the meaning set forth in Section 9(R).
“Initial Additional Amortization Amount Date” shall mean the Amortization Date following the applicable Amortization Stock Payment Period for which any portion of the applicable Amortization Payment was initially not paid in shares of Common Stock because the Holder did not allocate all of such amount during the applicable Amortization Stock Payment Period or because any portion of the payment of the applicable Amortization Payment in shares of Common Stock was otherwise limited pursuant to the terms of Section 5(C)(i)(1) hereof.
“Initial Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) the issuance of such shares will not be limited by Section 7(J); (D) such shares will satisfy Section 7(E)(i); (E) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; and (F) no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.
“Initial Holder” has the meaning set forth in the cover page of this Note.
“Initial Purchased Notes” has the meaning set forth in the Securities Purchase Agreement.
“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Interest Payment Date” means (A) the first calendar day of each month, beginning on August 1, 2022; and (B) if not otherwise included in clause (A), the Maturity Date.
“Interest Period” means the period beginning on the day after the applicable Interest Payment Date and ending on the next Interest Payment Date.
“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.
“IP Collateral” means the portion of the Collateral that includes the Company’s Intellectual Property.
“Issue Date” means [●], 202[●].
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.
“LIBOR” means the rate equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any successor administrator of such rate), as published by Reuters (or any other commercially available source providing quotations of such rate as designated by the Holder from time to time).
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Market Liquidity Cap” means ten percent (10%) of the aggregate dollar value of the Company’s Share Trading Volume during the Trading Days of the Amortization Stock Payment Period; provided, Market Liquidity Limited Days shall be deemed to have a Share Trading Volume of zero (0).
“Market Liquidity Limited Days” means, with respect to any Amortization Stock Payment Period, (i) any Trading Days within such period in which the Market Stock Payment Price is less than the Conversion Floor Price, (ii) at Holder's sole discretion, any Trading Days within such period in which (x) the Market Stock Payment Price is equal to or higher than the Conversion Floor Price and (y) ninety-two percent (92%) of any intraday price per share of the Common Stock on the Nasdaq Capital Market (or of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) is less than the Conversion Floor Price and (iii) unless waived by the Holder at its sole discretion, any Trading Days for which the Equity Conditions are not satisfied.
“Market Price” means the average of the Daily VWAP immediately prior to the Company Redemption Option 1 Date or Forced Conversion Date, as applicable.
“Market Stock Payment Price” means, with respect to any Amortization Stock Payment Date, or Interest Payment Date, as applicable, an amount equal to ninety-two percent (92.0%) of the lowest Daily VWAP during the three (3) consecutive VWAP Trading Day period ending on, and including, the VWAP Trading Day immediately prior to such Amortization Stock Payment Date or Interest Payment Date, as applicable.
“Maturity Date” means July 1, 2025.
“Maturity Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Maturity Principal Amount of this Note will be subject to reduction pursuant to Section 5, Section 6, Section 7 and Section 8.
“Maximum Percentage” has the meaning set forth in Section 7(J)(i).
“Minimum Liquidity Requirement” has the meaning set forth in Section 9(J)(i).
The term “or” is not exclusive, unless the context expressly provides otherwise.
“Open of Business” means 9:00 a.m., New York City time.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.
“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.
“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.
“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness outstanding at any time secured by a Lien described in clause (G) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness; provided that the total amount of Permitted Indebtedness described in this clause (C) may not exceed two hundred and fifty thousand dollars ($250,000) in the aggregate; (D) Indebtedness to trade creditors incurred in the ordinary course of business; (E) Indebtedness that also constitutes a Permitted Investment; (F) Subordinated Indebtedness of the Company; (G) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed two hundred and fifty thousand dollars ($250,000) at any time outstanding; (H) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (I); and (I) extensions, refinancings and renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of this Note), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not (1) have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date or (2) have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note.
“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses in existence at the Issue Date, including those listed on the Schedules to the Security Agreements, (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default, and (C) Intellectual Property licenses with respect to any IP Collateral in connection with a Strategic Transaction upon satisfaction of the Strategic Transaction Collateral Requirements.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least $5,000,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed two hundred and fifty thousand dollars ($250,000) at any time; (G) Investments in Wholly Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; and (I) additional Investments that do not exceed two hundred and fifty thousand dollars ($250,000) in the aggregate in any twelve (12) month period.
“Permitted Liens” means any and all of the following: (A) Liens in favor of Holder or the Collateral Agent; (B) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (C) of “Permitted Indebtedness”; (H) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (J) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (K) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (M) Liens on Cash or Cash Equivalents securing obligations permitted under clause (D) and (G) of the definition of Permitted Indebtedness; (N) Liens on IP Collateral in connection with a Strategic Transaction upon satisfaction of the Strategic Transaction Collateral Requirements; and (O) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (C) through (O) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.
“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (G) of Permitted Investments; (E) dispositions of IP Collateral in connection with a Strategic Transaction upon satisfaction of the Strategic Transaction Collateral Requirements; and (F) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than two hundred and fifty thousand dollars ($250,000) in the aggregate in any twelve (12) month period.
“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Primary Security” has the meaning set forth in Section 7(G)(i)(6)(d).
“Potentially Dilutive Issuance” has the meaning set forth in Section 7(G)(ii)(1).
“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 5, Section 6, Section 7 and Section 8 and (B) by an amount equal to (i) the sum of all Amortization Payments pursuant to Section 4(A) made prior to date of determination of the Principal Amount of the Note then outstanding, divided by (ii) one and five hundredths (1.05).
“Redemption Notice” means the Redemption Option 1 Notice or Redemption Option 2 Notice, as applicable.
“Redemption Option 1 Notice” has the meaning set forth in Section 8(A)(i).
“Redemption Option 2 Notice” has the meaning set forth in Section 8(A)(ii).
“Reference Property” has the meaning set forth in Section 7(I)(i)(4).
“Reference Property Unit” has the meaning set forth in Section 7(I)(i)(4).
“Registration Statement Redemption Amount” has the meaning set forth in Section 8(B)(ii).
“Registration Statement Redemption Notice” has the meaning set forth in Section 8(B)(ii).

“Registration Statement Redemption Price” means the cash price equal to one hundred and five (105%) of the outstanding Principal Amount plus the accrued and unpaid interest thereon.
“Registration Statement Redemption Trigger” has the meaning set forth in Section 8(B)(ii).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reported Outstanding Share Number” has the meaning set forth in Section 7(J)(i).
“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.
“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning in Section 9(Q).

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Rule 5635(d) (or similar rule of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) with respect to the issuance of shares of Common Stock upon conversion of the Notes in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Nasdaq Capital Market (or of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading), such stockholder approval is no longer required for the Company to settle all conversions of this Note by delivering shares of Common Stock without limitation pursuant to Section 7(B).
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 145” means Rule 145 promulgated under the Securities Act.
“SBS Asset” means any product candidate in clinical development or approved drug product designed for the treatment of short bowel syndrome.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading. If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.
“Secondary Securities” has the meaning set forth in Section 7(G)(i)(6)(d).
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of [●], between the Company and High Trail Special Situations LLC providing for the issuance of this Note.

“Security Agreements” means (i) that certain Security Agreement, dated [●], 2022, and (ii) that certain Intellectual Property Security Agreement dated [●], 2022, in each case between the Company, Naia Rare Diseases, LLC, a Delaware limited liability company, each of the Subsidiaries of the Company and the Collateral Agent.
“Security Document” has the meaning set forth in the Security Agreements.
“Share Delivery Date” means any (i) Interest Payment Date on which the Company makes a payment of Stated Interest in shares of Common Stock in accordance with Section 5(B), (ii) Amortization Stock Payment Delivery Date, (iii) Event of Default Stock Payment Delivery Date or (iv) Conversion Settlement Date.
“Share Trading Volume” has the meaning set forth in Section 7(F)(i).
“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Spin-Off” has the meaning set forth in Section 7(G)(i)(3)(b).
“Spin-Off Valuation Period” has the meaning set forth in Section 7(G)(i)(3)(b).
“Stated Interest” has the meaning set forth in Section 4(B)(i).
“Stated Interest Rate” means, as of any date, a rate per annum equal to 3-month LIBOR plus five percent (5.00%) per annum; provided, if such rate would be less than the Floor, the Stated Interest Rate will be deemed to be the Floor for the purposes of this Note.
“Stated Interest Stock Payment Notice” has the meaning set forth in Section 5(B).
“Stock Payment Determination Date” means (i) with respect to an Amortization Payment in shares of Common Stock in accordance with to Section 5(C)(i), the related Amortization Stock Payment Date, (ii) with respect to a payment of Stated Interest in shares of Common Stock in accordance with Section 5(B), the related Interest Payment Date, (iii) with respect to an Event of Default Stock Payment, the date of delivery of the related Event of Default Stock Payment Notice, and (iv) with respect to the delivery of Conversion Consideration, the related Conversion Date.
“Strategic Transaction” means a license, development or other commercial transaction in which the Company transfers any Intellectual Property rights to a third party; provided, that such third party shall be an operating company in the pharmaceutical or biotechnology industry and not an entity that is a financial institution or engaged predominantly in activities that are financial in nature.
“Strategic Transaction Collateral Requirements” means, in connection with a Strategic Transaction, (i) the Strategic Transaction and any release, disposition or lien on IP Collateral in connection with such Strategic Transaction has been approved by the Company’s

Board of Directors, including with respect to the fairness thereof to the Company's stockholders, (ii) the Company has provided the Holder with written certification of such approval (iii) all consideration received in exchange for such disposition becomes Collateral securing the Note and (iv) upon completion of such Strategic Transaction, (x) no Default or Event of Default shall have occurred hereunder that has not been waived by the Required Holders and (y) no event or circumstance shall have occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 11(A)(ii), Section 11(A)(iv), Section 11(A)(vi), Section 11(A)(x), Section 11(A)(xii), or Section 11(A)(xv) or Section 11(A)(xvi) and has not been waived by the Required Holders.
“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Holder and the applicable lender in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.
“Subsequent Financing” means any (i) financing or series of related financings from the sale and issuance of the Company’s Capital Stock and/or (ii) strategic transaction, including without limitation, joint venture, licensing, collaboration, manufacturing, development, marketing or distribution arrangements, each for cash consideration proceeds paid by a Person thereunder, directly or indirectly, to (or at the direction of) the Company or any of its Subsidiaries.
“Subsequent Financing Requirement” means the requirement that, on or before March 31, 2023, the Company shall raise at least twenty-five million dollars ($25,000,000) in gross proceeds from one or more (i) financings or series of related financings from the sale and issuance of the Company’s Capital Stock and/or (ii) strategic transactions, including without limitation, any joint venture, licensing, collaboration, manufacturing, development, marketing or distribution arrangements, each for cash consideration proceeds paid by a Person thereunder, directly or indirectly, to (or at the direction of) the Company or any of its Subsidiaries; provided, however, that such Subsequent Financing Requirement shall not be satisfied by any financings involving the sale or issuance of Convertible Securities, Equity-Linked Securities or debt.
“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Corporation” has the meaning set forth in Section 10(A).
“Successor Person” has the meaning set forth in Section 7(I)(i).
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 7(G)(i)(5).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Market Capitalization” means, with respect to the date of determination, the product of (i) the sum of (x) two hundred fifty-nine million one hundred seven thousand three hundred eighty (259,107,380) shares of Common Stock and (y) the total amount of shares of Common Stock issued pursuant to all notes issued pursuant to the Securities Purchase Agreement (in each of (x) and (y), as adjusted for any stock splits, reverse stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of the Securities Purchase Agreement), and (ii) the Daily VWAP on such date.
“Total Outstanding Notes Principal Amount” has the meaning set forth in Section 9(J)(i).
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.
“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.
“Unit” has the meaning set forth in Section 7(G)(i)(6)(d).
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.
“Undelivered Shares” has the meaning set forth in Section 7(D)(v).
“Valuation Event” has the meaning set forth in Section 7(G)(ii)(1)(d).
“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal , in terms of volume, Eligible Exchange on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
“Withheld Shares” has the meaning set forth in Section 7(B).
Section 2.Persons Deemed Owners.
The Holder of this Note will be treated as the owner of this Note for all purposes.
Section 3.Registered Form.
This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.
Section 4.Amortization Payments; Interest; Maturity Date Payment; Prepayment.
(A)Amortization Payments.
(i)Scheduled Amortization Payments. The Company shall make an amortization payment with respect to this Note equal to the applicable Amortization Payment (or portion thereof, if applicable) together with the payment of Stated Interest corresponding to such outstanding Amortization Payment (or portion thereof, if applicable) on each Amortization Date. Each such Amortization Payment, together with the payment of Stated Interest corresponding to such outstanding Amortization Payment (or portion thereof, if applicable), shall be paid to Holder in cash on each Amortization Date in accordance with Section 5(A) or in shares of Common Stock in accordance with Section 5(C)(i). Any Amortization Payment, together with the payment of Stated Interest corresponding to the portion of the Principal Amount of such outstanding Amortization Payment (or portion thereof, if applicable), paid pursuant to this Section 4(A)(i) shall reduce the Principal Amount by such paid amount divided by one hundred and five percent (105%). If this Note (or any portion of this Note) is to be paid pursuant to this Section 4(A), then, from and after the date the related Amortization Payment is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).
(B)Interest.
(i)This Note will accrue interest (the “Stated Interest”) at a rate per annum equal to the Stated Interest Rate, set on the first day of and fixed throughout each Interest Period. Stated Interest on this Note will (i) accrue on the Principal Amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be paid to Holder in cash on each Amortization Date or Interest Payment Date in accordance with Section 5(A) or in shares of Common Stock in accordance with Section

5(B) (or, if paid in shares of Common Stock in connection with an Amortization Payment, then in accordance with Section 5(C)(i); and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months.
(ii)If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default Interest”) will accrue (rather than at the Stated Interest Rate, if applicable) on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to eighteen percent (18.0%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured and all outstanding Default Interest under this Note has been paid. Default Interest hereunder will be payable in arrears on the earlier of (i) the first day of each calendar month and (ii) the date such Default is cured, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(iii)Benchmark Replacement Setting. Notwithstanding anything to the contrary herein:
(1)Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent by any party. With respect to any Benchmark Replacement, all interest payments will be payable on a monthly basis.
(2)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Holder without any amendment to, or further action or consent of any other party to, this Note so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Holders comprising the Required Holders.
(3)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party (other than the consent of the Company in accordance with the definition of “Benchmark Replacement Conforming Changes”).
(4)Notices; Standards for Decisions and Determinations. The Collateral Agent will promptly notify the Company and the Holders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Collateral Agent and/or the Company, as applicable, pursuant to this Section 4(C)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4(C)(iii).
(5)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Collateral Agent and the Company may modify the definition of “Interest Period” for any Benchmark setting at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(C) Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to one hundred five percent (105%) of the then-outstanding Principal Amount of this Note plus any accrued and unpaid interest on this Note.
(D) Prepayment. Except as expressly set forth herein, the Company may not prepay the Note without the written consent of the Holder.
Section 5.Method of Payment; When Payment Date is Not a Business Day.
(A)Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder, or by check to an address of such Holder within the United States, as applicable, as set forth in a written notice of an account or address of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.
(B)Company’s Election to Pay Stated Interest in Cash or Common Stock. At least five (5) Trading Days (but no more than ten (10) Trading Days) prior to an Interest Payment Date, the Company, if it desires to elect to make a payment of Stated Interest with respect to such Interest Payment Date entirely or partially, in shares of Common Stock, shall deliver to the Holder a written notice of such election (i) stating which portion thereof the Company has elected to pay in shares of Common Stock and (ii) certifying that the Equity Conditions are satisfied as of such date (a “Stated Interest Stock Payment Notice”) (and such election shall be irrevocable as to such Interest Payment Date). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Stated Interest with respect to such Interest Payment Date in cash. With respect to any Interest Payment Date for which the Company has elected to make a payment of Stated Interest (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(B), the Company shall issue to the Holder on each such Interest Payment Date a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such payment of Stated Interest (or any applicable portion thereof) by the Market Stock Payment Price as of such Interest Payment Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any payment of Stated Interest (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of delivery of the Stated Interest Stock Payment Notice and the applicable Interest Payment Date (and the Company shall certify in writing to the Holder on the applicable Interest Payment Date that the Equity Conditions have continued to have been satisfied during such period), and such payment of Stated Interest (or any applicable portion thereof) shall instead be paid in cash on such Interest Payment Date in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted in whole or in part or withheld by the Holder in its sole discretion.
(C)Company’s Election to Pay Amortization Payments in Common Stock.
(i)Scheduled Amortization Payments.
(1)Prior to [●]8. For any Amortization Date prior to [●]9, at least five (5) Trading Days (but no more than ten (10) Trading Days) prior to such Amortization Date, the Company, if it desires to elect to make an Amortization Payment with respect to such Amortization Date entirely or partially, in cash in accordance with Section 5(A), shall deliver to the Holder a written notice of such election stating which portion thereof the Company has elected to pay in cash in accordance with Section 5(A). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Amortization Payment with respect to such Amortization Date in shares of Common Stock. With respect to any Amortization Date for which the Company shall make an Amortization Payment (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(C)(i)(1), (i) the Holder shall allocate all or any portion of any applicable Amortization Payment to any Scheduled Trading Day (any such date, an “Amortization Stock Payment Date”) during the period beginning on, and including, the applicable Amortization Date and ending on, and including, the Scheduled Trading Day immediately before the subsequent Amortization Date (the “Amortization Stock Payment Period”); and (ii) the Company shall issue to the Holder a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such Amortization Payment (or any applicable portion thereof) by the Market Stock Payment Price as of such Amortization Stock Payment Date. Any portion of the Amortization Payment not paid in shares of Common Stock because the Holder did not allocate such Amortization Payment (or applicable portion thereof) to a Scheduled Trading Day during the applicable Amortization Stock Payment Period shall remain outstanding. The Holder must provide notice to the Company of its election of any Amortization Stock Payment Date and the applicable portion of the Amortization Payment it is electing to receive on each such Amortization Stock Payment Date no later than 4:30 p.m. New York Time on such Amortization Stock Payment Date. Any payment to be made pursuant to this Section 5(C)(i)(1), if it would be made at a price per share lower than the Conversion Floor Price, shall, at the Holder’s election, either (i) be made at the Conversion Floor Price or (ii) not be made and such amount shall instead remain outstanding (unless such Conversion Floor Price is mutually waived in writing, for which an email writing shall be sufficient, by both the Holder and the Company). Notwithstanding anything to the contrary contained herein, any Amortization Payment (or portion thereof) that remains outstanding shall remain eligible to be elected for allocation to any Scheduled Trading Day during the remainder of the Amortization Stock Payment Period and, if after such Amortization Stock Payment Period, such amount, if not converted into shares pursuant to this Section 5(C)(i)(1) for any reason, shall be divided by the number of Amortization Dates that remain during the period beginning with the Initial Additional Amortization Amount Date and ending on and including [●]10, with such quotient added to each Amortization Payment during the period beginning with the Initial
8 NTD: To be the first day of the twelfth (12th) month after the Issue Date.
9 NTD: To be the first day of the twelfth (12th) month after the Issue Date.
10 NTD: To be the first day of the eleventh (11th) month after the Issue Date.

Additional Amortization Amount Date and ending on, and including, [●]11; provided, that any such outstanding amount (or portion thereof), including any previously unpaid Amortization Payments, which shall remain outstanding after 4:30 p.m. New York Time on [●]12, shall not be added to any Amortization Payments due subsequent to [●]13 but shall instead remain an outstanding portion of the Principal Amount. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Amortization Payment (or any applicable portion thereof) in shares of Common Stock if the Initial Equity Conditions are not satisfied for each VWAP Trading Day occurring between the Amortization Date and the applicable Amortization Stock Payment Delivery Date (as defined below) (and the Company shall certify in writing to the Holder on the applicable Amortization Stock Payment Delivery Date that the Initial Equity Conditions have continued to have been satisfied during such period), and such Amortization Payment (or any applicable portion thereof) shall instead remain outstanding, unless such failure of the Initial Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted in whole or in part or withheld by the Holder in its sole discretion. The Company shall not pay any portion of any Amortization Payment in shares of Common Stock on any day that the Holder has not allocated or deemed to have allocated as an Amortization Stock Payment Date. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following the applicable Amortization Stock Payment Date (such delivery date, a “Amortization Stock Payment Delivery Date”).
(2)On or After [●]14. For any Amortization Date on or after [●]15, at least five (5) Trading Days (but no more than ten (10) Trading Days) prior to such Amortization Date, the Company, if it desires to elect to make an Amortization Payment with respect to such Amortization Date entirely or partially, in shares of Common Stock, shall deliver to the Holder a written notice of such election (i) stating which portion thereof the Company has elected to pay in shares of Common Stock and (ii) certifying that the Equity Conditions are satisfied as of such date (an “Amortization Stock Payment Notice”). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Amortization Payment with respect to such Amortization Date in cash. With respect to any Amortization Date for which the Company has elected to make an Amortization Payment (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(C)(i)(2), (i) the Holder shall allocate all or any portion of any applicable Amortization Payment to any Amortization Stock Payment Date during the Amortization Stock Payment Period; and (ii) the Company shall issue to the Holder a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such Amortization Payment (or any applicable portion thereof) by the Market Stock Payment Price as of such Amortization Stock Payment Date. Any portion of the Amortization Payment not paid in shares of Common Stock because the Holder did not allocate such Amortization Payment (or applicable portion thereof) to a Scheduled Trading Day during the applicable Amortization Stock Payment Period shall be deemed to be allocated on the last day of the applicable Amortization Stock Payment Period. The Holder must provide notice to the Company of its election of any Amortization Stock Payment Date and the applicable portion of the Amortization Payment it is electing to receive on each such Amortization Stock Payment Date no later than 4:30 p.m. New York Time on such Amortization Stock Payment Date; provided, that the Company will not have the right to, and will not, unless consented to in writing (of which email notice shall be sufficient) by the Holder on the last Trading Day of the Amortization Stock Payment Period, make any payment of the Amortization Payment (or any applicable portion thereof) in shares of Common Stock which, on the last Trading Day of the Amortization Stock Payment Period, after
11 NTD: To be the first day of the eleventh (11th) month after the Issue Date.
12 NTD: To be the last day of the eleventh (11th) month after the Issue Date.
13 NTD: To be the last day of the eleventh (11th) month after the Issue Date.
14 NTD: To be the first day of the twelfth (12th) month after the Issue Date.
15 NTD: To be the first day of the twelfth (12th) month after the Issue Date.

giving effect to all stock payments made during such Amortization Stock Payment Period, would cause the Amortization Payment paid in shares of Common Stock for such period to exceed the Market Liquidity Cap; provided, that any portion of the Amortization Payment, after giving effect to such payment, in excess of the Market Liquidity Cap shall instead remain outstanding. Any payment to be made pursuant to this Section 5(C)(i)(2), if it would be made at a price per share lower than the Conversion Floor Price, shall, at the Holder’s election, either (i) be made at the Conversion Floor Price or (ii) not be made and such amount shall instead remain outstanding (unless such Conversion Floor Price is mutually waived in writing, for which an email writing shall be sufficient, by both the Holder and the Company); provided, that any such outstanding amount shall not be allocated on the last Trading Day of the Amortization Stock Payment Period unless consented to in writing by the Holder. Notwithstanding anything to the contrary contained herein, any Amortization Payment (or portion thereof) that remains outstanding shall remain eligible to be elected for allocation to any Scheduled Trading Day during the remainder of the Amortization Stock Payment Period and, if after such Amortization Stock Payment Period, such amount, if otherwise unconverted into shares pursuant to this Section 5(C)(i)(2) (including as a result of exceeding the Market Liquidity Cap or, if neither waived by the Holder and the Company nor taken at the Conversion Floor Price at the Holder’s election, remain unconverted due to the Conversion Floor Price), shall be paid in cash on the Business Day after such Amortization Stock Payment Period. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Amortization Payment (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the date of delivery of the Amortization Stock Payment Notice and the applicable Amortization Stock Payment Delivery Date (as defined below) (and the Company shall certify in writing to the Holder on the applicable Amortization Stock Payment Delivery Date that the Equity Conditions have continued to have been satisfied during such period), and such Amortization Payment (or any applicable portion thereof) shall instead be paid in cash, within one Business Day following such VWAP Trading Day for which the Company was unable to satisfy the Equity Conditions, in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted in whole or in part or withheld by the Holder in its sole discretion. The Company shall not pay any portion of any Amortization Payment in shares of Common Stock on any day that the Holder has not allocated or deemed to have allocated as an Amortization Stock Payment Date. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the Amortization Stock Payment Delivery Date.
(D) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.
(E) Event of Default Stock Payments. If an Event of Default occurs and the Company fails to pay the Event of Default Acceleration Amount when due in accordance with this Note, then the Holder may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in shares of Common Stock (an “Event of Default Stock Payment”), and shall deliver to the Company a written notice of such election stating which portion thereof the Holder has elected to receive in shares of Common Stock (an “Event of Default Stock Payment Notice”). On or before the second (2nd) Business Day following the date of delivery of any Event of Default Stock Payment Notice hereunder (the “Event of Default Stock Payment Delivery Date”), the Company shall issue and deliver to the Holder, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the Event of Default Acceleration Amount (or applicable portion thereof) by the Event of Default Stock Payment Price as of the date of delivery of the Event of Default Stock Payment Notice; provided, that, if the Company fails to timely issue and deliver to the Holder such shares of Common Stock, then the Holder may revoke its election to receive shares of Common Stock and elect to receive such Event of Default Acceleration

Amount (or any portion thereof) in cash at any time prior to delivery of such shares of Common Stock. Any portion of the Event of Default Acceleration Amount not paid in shares of Common Stock because the Holder did not elect, or effectively revoked its election, to receive shares of Common Stock for such Event of Default Acceleration Amount (or applicable portion thereof) will be paid in cash; provided, that the Holder may deliver multiple Event of Default Stock Payment Notices in accordance with this Section 5(E) to the extent that any portion of the Event of Default Acceleration Amount remains unpaid when due in accordance with this Note.
Section 6.Required Repurchase of Note upon a Fundamental Change.
(A)Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.
(C)Fundamental Change Notice. No later than the eighth (8th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, in no event shall such notice be required prior to the actual public notice of such Fundamental Change), stating the expected date such Fundamental Change will occur. No later than the fifth (5th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.
(D)Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).
Section 7.Conversion.
(A)Right to Convert.
(i)Generally. Subject to the provisions of this Section 7, the Holder may, at its option, convert this Note.
(ii)Conversions in Part. Subject to the terms of this Section 7, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 7 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.
(B)When this Note May Be Converted.
(i)Generally. The Holder may convert this Note at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(ii)Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 7, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date; provided, that the limitations contained in this Section 7(B)(ii) shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with Section 6.
(C)Conversion Procedures.
(i)Generally. To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on Exhibit A or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable) (a “Conversion Notice”). For the avoidance of doubt, the Conversion Notice may be delivered by e-mail in accordance with Section 14. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Conversion Notice at any time until such Undelivered Shares are delivered.
(ii)Holder of Record of Conversion Shares. The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.
(iii)Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion.
(D)Settlement upon Conversion.
(i)Generally. The consideration (the “Conversion Consideration”) due in respect of each $1,000 Principal Amount of this Note to be converted will consist of the following:
(1)subject to Section 7(D)(iii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and
(2)cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion or, at the election of the Company, a number of validly issued, fully paid and Freely Tradable shares of Common Stock (the “Conversion Consideration Interest Shares”) equal to the quotient (rounded up to the closest whole number) obtained by dividing the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date by the Conversion Price.
(ii) Company’s Election to Convert Accrued Interest into Common Stock. At least ten (10) Trading Days prior to a Conversion Date, the Company, if it desires to elect to convert accrued and unpaid interest on this Note into Conversion Consideration Interest Shares pursuant to Section 7(D)(i)(2), shall deliver to the Holder a written notice of such election and certifying that the Equity Conditions are satisfied as of such date (a “Conversion Consideration

Interest Shares Notice”) (and such election shall be irrevocable with respect to such interest and all subsequent conversions until the Company provides to the Holder at least ten (10) Trading Days written notice of its intent to terminate such election). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay such accrued and unpaid interest in cash. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any conversion of accrued interest into Conversion Consideration Interest Shares if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the day of the delivery of the Conversion Consideration Interest Shares Notice and the applicable Conversion Settlement Date (and the Company shall certify in writing to the Holder on the applicable Conversion Settlement Date that the conditions set forth in this Section 7(D)(ii) are satisfied as of such Conversion Settlement Date), and such conversion of accrued interest shall instead be paid in cash in accordance with Section 7(D)(i)(2), unless such failure of the foregoing conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.
(iii)Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of this Note pursuant to this Section 7 will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.
(iv)Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).
(v)Company Failure to Timely Deliver Stock Payments. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date to deliver shares of Common Stock in accordance with Section 5(B), Section 5(C), Section 5(E), or Section 7(C) (such shares to which Holder is entitled referred to as the “Undelivered Shares”); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Undelivered Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Undelivered Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:
(1)pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or
(2)promptly deliver, to the Holder, such Undelivered Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date relating to such conversion.
To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Undelivered Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock as required pursuant to the terms hereof. In addition to the foregoing, if the Company fails for any reason to deliver Common Stock to the Holder by the applicable Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares Undelivered Shares (based on the Event of Default Stock Payment Price on the applicable Event of Default Stock Payment Delivery Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Share Delivery Date until the cash amount set forth in Section 7(D)(v)(1) is paid to the Holder or the shares of Common Stock are delivered to the Holder pursuant to Section 7(D)(v)(2).

(iv) Effect of Conversion. If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and all interest will cease to accrue on this Note.
(E)Common Stock Issued upon Conversion.
(i)Status of Conversion Shares; Listing. Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system. Any shares of Common Stock issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.
(ii) Transferability of Conversion Shares. Any shares of Common Stock issued upon conversion of this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.
(F) Forced Conversion.
(i)Generally. Subject to the limitations on conversion contained in Section 7(J), the Company may elect to convert all of the then outstanding Principal Amount of this Note or any portion thereof, beginning on the Trading Day after the one hundred eightieth (180th) day following the Issue Date, if the Market Price of the Company’s Common Stock has been no less than one hundred forty percent (140%) of the Conversion Price on the Issue Date (subject to any subsequent stock splits or reverse stock splits) for the twenty (20) Trading Days immediately preceding the date of such conversion (the date of such conversion being the “Forced Conversion Date”); provided, that the Company must provide written notice to the Holder of such election (of which email notice shall be sufficient) (such notice, the “Forced Conversion Notice”) at least ten (10) days prior to such Forced Conversion Date electing to convert the entire Principal Amount of this Note (or applicable portion thereof) into Conversion Consideration; provided, further, that the Company must have, on or prior to 9:00 am, New York City time, on the Trading Day immediately preceding the date of such Forced Conversion Notice, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is forcing conversion of the Note) on a Form 8-K; provided, however, that no Forced Conversion will be effected if (x) any Default or Event of Default has occurred hereunder that has not been waived by the Required Holders or (y) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders. A Forced Conversion made pursuant to this Section 7(F) shall be no greater than the portion of the Principal Amount which, if converted into Common Stock at the Conversion Price, results in a number of shares of Common Stock equal to (x) twenty percent (20%) of the aggregate volume (as reported on Bloomberg) traded in the Company’s Common Stock on the Nasdaq Capital Market (or of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) during market trading hours (the “Share Trading Volume”) during the twenty (20) Trading Days immediately preceding such Forced Conversion Date less (y) the cumulative number of shares of the Company’s Common Stock converted by the Holder pursuant to Section 7 during the twenty (20) Trading Days immediately preceding such Forced Conversion Date. In the event there are additional notes outstanding issued pursuant to the Securities Purchase Agreement, the Company may not make a Forced Conversion of this Note pursuant to this Section 7(F) while any such additional notes are outstanding that have an earlier issue date than this Note.
(ii)Effect of Forced Conversion. A Forced Conversion will have the same effect as a conversion of the entire Principal Amount of this Note (or applicable portion thereof) effected at the Holder’s election pursuant to Section 7(A)(i) with a Conversion Date occurring on the Forced Conversion Date (for the avoidance of doubt, without the need for the Holder to deliver a conversion notice); provided, however, that the Company will not be obligated to deliver the Conversion Consideration until the Holder has complied, if applicable, with its obligations under Section 7(C)(iii).
(iii)Equity Conditions. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Forced Conversion pursuant to this Section 7(F) if the Company Redemption Equity Conditions are not satisfied as of the Trading Day immediately prior to the Forced Conversion Date (and the Company shall certify in writing to the Holder on the Forced Conversion Date that the Company Redemption Equity Conditions have been satisfied as of the Trading Day immediately prior to the Forced Conversion Date), unless such failure of the Company Redemption Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.
(G) Adjustments to the Conversion Rate.
(i)Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(1)Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 7(I) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0    =    the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 7(G)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Section 7(G)(vi) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS    =    the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y    =    a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 7(G)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3)Spin-Offs and Other Distributed Property.
(a)Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:
(v)    dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 7(G)(i)(1) or Section 7(G)(i)(2);

(w)    dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 7(G)(i)(4);

(x)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 7(G)(vi);

(y)    Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 7(G)(i)(3)(b); and

(z)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 7(I) will apply,

then the Conversion Rate will be increased based on the following formula:

where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV    =    the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 7(I) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV    =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 7(G)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 7(G)(i)(3)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP    =    the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D    =    the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of

Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:
CR0    =    the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1    =    the Conversion Rate in effect immediately after the Expiration Time;

AC    =    the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0    =    the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1    =    the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP    =    the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 7(G)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 7(G)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(6) Degressive Issuances. Subject to Section 7(G)(ii), if, on or after the date of the Securities Purchase Agreement, the Company or any of its Subsidiaries grants issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 7(G)(i)(6) is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share (the “Effective Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate will be increased to an amount equal to (x) one thousand dollars ($1,000) divided by (y) the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:
CP        =    the Conversion Price in effect immediately before giving effect to the adjustment required by this Section 7(G)(i)(6);

OS        =    the number of shares of Common Stock outstanding immediately before such Degressive Issuance;

EP        =    the Effective Price per share of Common Stock in such Degressive Issuance; and

X           =    the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Convertible Securities issued or sold in such Degressive Issuance.

For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Rate and the Effective Price under this Section 7(G)(i)(6)), the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(G)(i)(6)(a), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Rate shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.
(b) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 7(G)(i)(6)(b), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Rate shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which an adjustment of the Conversion Rate has been or is to be made pursuant to other provisions of this Section 7(G)(i)(6), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale. For purposes of this Section 7(G)(i)(6), any re-pricing or amendment of any Convertible Securities (including, for the avoidance of doubt, any Convertible Securities existing as of the date of the Securities Purchase Agreement) will be deemed to be the issuance of additional Convertible Securities, without affecting any prior adjustments theretofore made to the Conversion Rate.
(c)Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(G)(i)(6)(a)), the Conversion Rate in effect at the time of such increase or decrease shall be adjusted to the Conversion Rate which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(G)(i)(6)(c), if the terms of any Option or Convertible Security that was outstanding as of the date of the Securities Purchase Agreement are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(G)(i)(6)(c) shall be made if such adjustment would result in an increase of the Conversion Rate then in effect.
(d)Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 7(G)(i)(6)(a) or Section 7(G)(i)(6)(b) above and (z) the lowest Daily VWAP of the shares of Common Stock on any Trading Day during the four (4) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Degressive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Nasdaq Capital

Market (or of any principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) on a Trading Day, such Trading Day shall be the first Trading Day in such four (4) Trading Day period and if this Note is converted, on any given Conversion Date during any such Adjustment Period, solely with respect to such portion of this Note converted on such applicable Conversion Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Conversion Date). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the Daily VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
Notwithstanding anything to the contrary contained herein, (1) the Conversion Rate will not be adjusted pursuant to this Section 7(G)(i)(6) solely as a result of an Exempt Issuance; (2) in no event will the Conversion Rate be decreased pursuant to this Section 7(G)(i)(6); and (3) the Company will not effect any Degressive Issuance that would result in an adjustment to the Conversion Rate pursuant to this Section 7(G)(i)(6) that requires the approval of the Company’s stockholders pursuant to the listing standards of the Company’s primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded, unless the Company has obtained such stockholder approval before such Degressive Issuance.

Notwithstanding anything to the contrary contained herein, if the Conversion Rate (as adjusted by this Section 7(G)(i)(6)) shall be less than the Conversion Rate (as adjusted by Section 7(G)(ii)), the Conversion Rate (as adjusted by Section 7(G)(ii)) shall be deemed to apply.

(ii)Adjustments to the Conversion Rate in Connection with Certain Equity Issuances.
(1)Adjustment Upon Issuance of Shares of Common Stock. If at any time on or prior to the date that is ninety (90) days following the date of the Securities Purchase Agreement, the Company grants issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 7(G)(ii) is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) (the foregoing a “Potentially Dilutive Issuance”), then immediately after such Potentially Dilutive Issuance, the Conversion Rate will be changed to an amount equal to (x) $1,000 divided by (y) the arithmetic average of the Daily VWAPs of such Common Stock for each of the five (5) Trading Days immediately following the date of public disclosure (which for the avoidance of doubt shall include within such five (5) Trading Days the date of any such public disclosure thereof if such public disclosure occurs prior to the opening of market trading hours for any Eligible Exchange) of any granting, issuance or sale or deemed granting issuance or sale; provided, that if such amount is less than the Conversion Rate prior to such adjustment, the Conversion Rate shall not be changed. For all purposes of the foregoing, the following shall be applicable:
(a)Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.
(b)Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof.
(2)Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7(G)(ii) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Rate so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 7(G)(ii)(2) will decrease the Conversion Rate as otherwise determined pursuant to this Note; provided, further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.
(3)Notwithstanding anything to the contrary contained herein, if the Conversion Rate (as adjusted by this Section 7(G)(ii)) shall be less than the Conversion Rate (as adjusted by Section 7(G)(i)(6)), the Conversion Rate (as adjusted by Section 7(G)(i)(6)) shall be deemed to apply.

(iii)No Adjustments in Certain Cases.
(1)Where the Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 7(G)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 7(G)(i) (other than a stock split or combination of the type set forth in Section 7(G)(i)(1) or a tender or exchange offer of the type set forth in Section 7(G)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.
(2)Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 7(G) and Section 7(I). Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(a)except as otherwise provided in Section 7(G), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(b)the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(c)the issuance of any shares of Common Stock, restricted stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(d)the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 7(G)(vi) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);
(e)repurchases of Common Stock, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by Section 7(G)(i)(5);
(f)solely a change in the par value of the Common Stock; or
(g)accrued and unpaid interest on this Note.
(iv) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if:
(1)this Note is to be converted;

(2)the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 7(G)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;
(3)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and
(4)such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(v) Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if:
(1)a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 7(G)(i);
(2)a Note is to be converted;
(3)the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;
(4)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(5)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 7(C)(ii)), then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(vi) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 7(G)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(vii) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 7(G)(i) or Section 7(I) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.
(viii) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 7(G)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.
(ix) Calculation of Number of Outstanding Shares of Common Stock. For purposes of this Section 7(G), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(x) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(xi) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 7(G)(i), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
(H) Voluntary Adjustments.
(i)Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event and (ii) such increase is irrevocable. The Company and the Holder agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.
(ii) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 7(H)(i), then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.
(I) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.
(i)Generally. If there occurs:

(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
     (4) other similar event,
and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 7 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 7(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 7(I); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 7(G) and Section 7(H) in a manner consistent with this Section 7(I); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 7(I). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii)Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.
(iii)Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 7(I).
(J) Limitations on Conversions.
(i)Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue shares pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(J)(i). For purposes of this Section 7(J)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of shares of Common Stock in connection with this Note at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion or issuance of shares of Common Stock would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 7(J)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(J)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(J)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.
(ii)Stock Exchange Limitations. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion or otherwise pursuant to this Note, together with all other shares, if any theretofore issued upon conversion or otherwise pursuant to this Note, including (for the avoidance of doubt) any portion constituting a payment of Stated Interest or an Amortization Payment, exceed the limit contemplated by Nasdaq Listing Rule 5635(d) (or such similar rule of the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading), which for the avoidance of doubt, is equal to [insert # representing one share less than 20% of the outstanding shares] shares in the aggregate (based on [●] shares outstanding as of [●], 202[●]). If any one or more shares of Common Stock are not delivered as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then (1) on the date such shares of Common Stock are issuable hereunder (after giving effect to any limitations imposed under Section 7(J)(i)), the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion or shares otherwise due to the Holder hereunder, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on the applicable Stock Payment Determination Date.
Section 8.Redemption of this Note.
(A)Company Redemption Election.
(i)Redemption Option 1. The Company may redeem all of the then outstanding Principal Amount of this Note or any portion thereof (a “Company Redemption”), beginning on the one hundred eightieth (180th) day following the Issue Date, on a date to be determined by the Company (any such date a “Company Redemption Option 1 Date”), for a cash redemption price equal to the Company Redemption Option 1 Price; provided, that such redemption pursuant to this Section 8(A)(i) may only be elected if the Market Price of the Company’s Common Stock has been no less than one hundred forty percent (140%) of the Conversion Price on the Issue Date (subject to any subsequent stock splits or reverse stock splits) for the twenty (20) Trading Days immediately preceding the Company Redemption Option 1 Date (the “Market Price Redemption Conditions”); provided further, that the Company must provide notice of a Company Redemption Option 1 Date (“Redemption Option 1 Notice”) at least ten (10) days prior to such Company Redemption Option 1 Date and the Company must have, on or prior to 9:00 am, New York City time, on the Trading Day immediately preceding such notice delivery date, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 8-K or otherwise; provided, however, that this Section 8(A)(i) will cease to have any force and effect if (i) any Default or Event of Default has occurred hereunder that has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders. A Company Redemption made pursuant to this Section 8(A)(i) shall be no greater than the portion of the Principal Amount which, if converted into Common Stock at the Conversion Price, results in a number of shares of Common Stock equal to (1) twenty percent (20%) of the Share Trading Volume during the twenty (20) Trading Days immediately preceding such Company Redemption Option 1 Date less (2) the cumulative number of shares of the Company’s Common Stock converted by the Holder pursuant to Section 7 during the twenty (20) Trading Days immediately preceding such Company Redemption Option 1 Date. In the event there are additional notes outstanding issued pursuant to the Securities Purchase Agreement, the Company may not make a Company Redemption for this Note pursuant to this Section 8(A)(i) while any such additional notes are outstanding that have an earlier issue date than this Note.
(ii)Redemption Option 2. At any time following the Issue Date, the Company may conduct a Company Redemption on a date to be determined by the Company (any such date a “Company Redemption Option 2 Date”), for a cash redemption price equal to the Company Redemption Option 2 Price; provided, that the

Company must provide notice (“Redemption Option 2 Notice”) thereof at least ten (10) days prior to such Company Redemption Option 2 Date and the Company must have, on or prior to 9:00 am, New York City time, on the Trading Day immediately preceding such notice delivery date, publicly disclosed any material, non-public information regarding the Company (including the fact that the Company is redeeming the Note) on a Form 8-K or otherwise; provided, however, that this Section 8(A)(ii) will cease to have any force and effect if (i) any Default or Event of Default has occurred hereunder that has not been waived by the Required Holders or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders.
(iii)Effect of Company Redemption. If this Note is to be redeemed in full pursuant to this Section 8(A), then, from and after the date the related Company Redemption Option 1 Price or Company Redemption Option 2 Price, as applicable, is paid in full, this Note will cease to be outstanding.
(iv)Equity Conditions. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Company Redemption pursuant to this Section 8(A) if the Company Redemption Equity Conditions are not satisfied for each VWAP Trading Day during the twenty (20) Trading Day period ending on, and including the Trading Day immediately prior to the Company Redemption Date (such period, the “Company Redemption Equity Conditions Period”) (and the Company shall certify in writing to the Holder (i) on the date of the Redemption Notice, within such notice, that the Company Redemption Equity Conditions have continued to have been satisfied during such portion of the Company Redemption Equity Conditions Period leading up to and including the date of the Redemption Notice and (ii) on the Company Redemption Date that the Company Redemption Equity Conditions have continued to have been satisfied for the remainder of the Company Redemption Equity Conditions Period), unless such failure of the Company Redemption Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.
(B)Holder Redemption Election.
(i)Clinical Development Cessation Redemption Election. If (1) the Company ceases clinical development of the SBS Asset (the “Clinical Development Cessation”) and (2) for a period of five (5) consecutive Trading Days, the Company’s Total Market Capitalization is less than one hundred million dollars ($100 million) (the “Clinical Development Cessation Trigger”), then (A) the Company shall, on the Trading Day on which the Clinical Development Cessation Trigger occurs, deliver to the Holder written notice thereof (a “Clinical Development Cessation Trigger Notice”) and (B) the Holder may at any time after the Clinical Development Cessation Trigger, elect to require the Company to redeem the outstanding Principal Amount at the Clinical Development Cessation Redemption Price (the “Clinical Development Cessation Redemption Amount”) by delivering to the Company written notice of such redemption (a “Clinical Development Cessation Optional Redemption Notice”). On or before the second (2nd) Trading Day following the date of delivery of any Clinical Development Cessation Optional Redemption Notice (the “Clinical Development Cessation Optional Redemption Date”), the Company shall pay the Holder in cash the Clinical Development Cessation Redemption Amount. Notwithstanding the foregoing, if the Company ceases clinical development of the SBS Asset at any time, the Company shall, on the Trading Day on which the Clinical Development Cessation occurs, deliver to the Holder written notice thereof (a “Clinical Development Cessation Notice”).

(ii)Registration Statement Redemption Election. If (1) a Resale Registration Statement (as defined in the Securities Purchase Agreement) has not been declared effective by the Commission following its review thereof on or before the date that is six (6) months after the Issue Date or (2) at any time following the filing of such Resale Registration Statement, such Resale Registration Statement is withdrawn (each, a “Registration Statement Redemption Trigger”), then (A) the Company shall, on the Trading Day on which such Registration Statement Redemption Trigger occurs, deliver to the Holder written notice thereof (a “Registration Statement Redemption Notice”) and (B) the Holder may at any time after the Registration Statement Redemption Trigger, elect to require the Company to redeem the outstanding Principal Amount at the Registration Statement Redemption Price (the “Registration Statement Redemption Amount”) by delivering to the Company written notice of such redemption. On or before the second (2nd) Trading Day following the date of delivery of any Registration Statement Redemption Notice, the Company shall pay the Holder in cash the Registration Statement Redemption Amount.
Section 9.Affirmative and Negative Covenants.
(A)Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.
(B)Corporate Existence. Subject to Section 10, the Company will cause to preserve and keep in full force and effect:
(i)its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and
(ii)the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;
provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.
(C) Ranking. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall rank senior to all other indebtedness of the Company (other than the indebtedness described in clause (i)) and any Subordinated Indebtedness.
(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except for (i) by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion, and (ii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such refinancing, and which shall not have a maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date; or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization, redemption or interest payment date thereof or otherwise imposes materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.
(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
(F) Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; provided that the Company may not make any Investment (including a Permitted Investment) or permit any of its Subsidiaries to make any Investment (including a Permitted Investment) if (i) any Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 11(A)(ii), Section 11(A)(iv), Section 11(A)(vi), Section 11(A)(x), Section 11(A)(xii), Section 11(A)(xv) or Section 11(A)(xvi).
(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a direct or indirect Wholly Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of one hundred thousand dollars ($100,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of one hundred thousand dollars ($100,000) in the aggregate. If there are dividends or distributions made by the Company or any Subsidiary, within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 9(G) for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 11(A)(ii), Section 11(A)(iv), Section 11(A)(vi), Section 11(A)(x), Section 11(A)(xii), Section 11(A)(xv) or Section 11(A)(xvi).
(H) Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments.
(I) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.
(J) Minimum Liquidity.
(i)Except as otherwise provided in Section 9(J)(ii), the Company and its Subsidiaries shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts (the “Control Accounts”) located in the United States and subject to a Control Agreement (as defined in the Security Agreements) entered into in favor of the Collateral Agent in a minimum amount equal to eighty percent (80%) of the sum of (i) the outstanding Principal Amount and (ii) the principal amount of any other outstanding notes issued pursuant to the Securities Purchase Agreement ((i) and (ii) collectively, the “Total Outstanding Notes Principal Amount”); provided, that such Control Agreements shall be “holder directed” Control Agreements that do not provide the Company or its Subsidiaries access to the amounts in any such Controlled Accounts and only permit funds to be released from such Controlled Accounts upon the direction of the Collateral Agent (the “Minimum Liquidity Requirement”).
(ii)Upon fulfillment of the Subsequent Financing Requirement, for as long as the Company’s Total Market Capitalization is in a minimum amount equal to one hundred fifty million dollars ($150 million), the Minimum Liquidity Requirement shall be reduced to a minimum amount equal to the greater of (i) (x) the Total Outstanding Notes Principal Amount less (y) seven and a half percent (7.5%) of the Company’s Total Market Capitalization and (ii) fifty percent (50%) of the Total Outstanding Notes Principal Amount.
(iii)On or prior to the first (1st) calendar day of each month, the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit B, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying whether or not the Company has satisfied the requirements of Section 9(J)(i) (or Section 9(J)(ii), as applicable) and Section 9(G) during the immediately preceding calendar month. If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.
(iv)Upon receipt of a written certification executed on behalf of the Company by the Chief Financial Officer of the Company demonstrating to the Holder’s reasonable satisfaction that the amount of the unrestricted, unencumbered Cash and Cash Equivalents then on deposit and subject to the Control Accounts exceeds the then applicable Minimum Liquidity Requirement, the Collateral Agent shall direct the release of such excess funds from the Control Accounts within two business days; provided, however, that this Section 9(J)(iv) will cease to have any force and effect if (i) any Default or Event of Default has occurred hereunder that has not been waived by the Required Holders or (ii)

any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default and has not been waived by the Required Holders.
(K) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.
(L) Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
(M) Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.
(N) Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.
(O) Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.
(P) Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.
(Q) Share Reserve. So long as this Note remains outstanding, the Company shall at all times have no less than a number of shares of authorized but unissued Common Stock reserved for any issuance equal to the greater of (i) one hundred percent (100%) of a fraction, the numerator of which shall be the then outstanding Total Outstanding Notes Principal Amount plus an amount equal to all interest accruable on such then outstanding Total Outstanding Notes Principal Amount through the Maturity Date, and the denominator of which shall be the Market Stock Payment Price and (ii) two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding Total Outstanding Notes Principal Amount plus an amount equal to all interest accruable on such then outstanding Total Outstanding Notes Principal Amount through the Maturity Date, and the denominator of which shall be the Conversion Price of the Initial Purchased Notes (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 9(Q) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.
(R) Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.
(S) Subsequent Financing. On or before March 31, 2023, the Company shall raise at least twenty-five million dollars ($25,000,000) in gross proceeds from one or more Subsequent Financings.
(T) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9(T) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.
(U) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.
(V) The Company shall cause this Note and any shares of Common Stock issuable pursuant to this Note to be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following the Issue Date. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request.
(W) The Company shall pay when due any and all fees and expenses owed by it under all deposit accounts located in the United States and subject to a Control Agreement entered into in favor of the Collateral Agent.
Section 10.Successors.
The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:
(A)the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B)immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.
At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.
Section 11.Defaults and Remedies
(A)Events of Default. “Event of Default” means the occurrence of any of the following:
(i)a default in the payment when due of an Amortization Payment, the Principal Amount, or the Fundamental Change Repurchase Price under this Note;
(ii)a default in excess of two (2) Business Days in the payment when due of the interest on this Note;
(iii)a default in the Company’s obligation to issue shares pursuant to this Note (or any portion of this Note) in accordance with Section 5(B), Section 5(C), Section 5(E), or Section 7(C) upon the exercise of the Holder’s right with respect thereto or upon Forced Conversion;
(iv)a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C), a Clinical Development Cessation Trigger Notice pursuant to Section 8(B)(i), a Clinical Development Cessation Notice pursuant to Section 8(B)(i) or a Registration Statement Redemption Notice pursuant to Section 8(B)(ii), and such default continues for three (3) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice, Clinical Development Cessation Trigger Notice, Clinical Development Cessation Notice or Registration Statement Redemption Notice;
(v)any failure to timely deliver an Event of Default Notice or a materially false or inaccurate certification as to whether any Event of Default has occurred or as to whether the Equity Conditions (as defined in the Securities Purchase Agreement) have been satisfied;
(vi)a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i) - (v) or (vii) – (xix) of this Section 11(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within ten (10) Business Days after its occurrence;
(vii)any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;
(viii)at any time, this Note or any shares of Common Stock issuable upon conversion of this Note are not Freely Tradable;
(ix)the Company fails to comply with any covenant set forth in Section 9(D), Section 9(E), Section 9(F), Section 9(G), Section 9(H), Section 9(J), Section 9(P), Section 9(Q), Section 9(S) or Section 9(W) of this Note;
(x)the suspension from trading or failure of the Common Stock to be trading or listed on the Company’s primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded for a period of three (3) consecutive Trading Days;
(xi)(i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness having an individual principal amount in excess of at least two hundred and fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness of at least two hundred and fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness having an individual principal amount in excess of two hundred and fifty thousand dollars ($250,000) to become or be declared due prior to its stated maturity;
(xii)one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred and fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(xiii)(A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, or (B) the Company withdraws or restates in any material way (as reasonably determined by the Holder in good faith) any such quarterly report or annual report previously filed with the Commission;
(xiv)any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;
(xv)any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by two hundred and fifty thousand dollars ($250,000) or more shall be deemed to be material), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement). For clarity, an Event of Default under this Section 11(A)(xv) will not require any curtailment of revenue;
(xvi)the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder pursuant to any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than five (5) Trading Days;
(xvii)the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)commences a voluntary case or proceeding;
(2)consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)consents to the appointment of a custodian of it or for any substantial part of its property;
(4)makes a general assignment for the benefit of its creditors;
(5)takes any comparable action under any foreign Bankruptcy Law; or
(6)generally is not paying its debts as they become due; or
(xviii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(2)appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3)orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)grants any similar relief with respect to the Company or any of its Significant Subsidiaries under any foreign Bankruptcy Law, and, in each case under this Section 11(A)(xviii), such order or decree remains unstayed and in effect for at least thirty (30) days.
(xix)the Company's stockholders approve any plan for the liquidation or dissolution of the Company.
(B) Acceleration.
(xx)Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 11(A)(xvii) or Section 11(A)(xviii) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.
(xxi)Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 11(A)(xvii) or Section 11(A)(xviii) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and has not been waived by the Holder, then the Holder, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable immediately for cash in an amount equal to the Event of Default Acceleration Amount.
(C) Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.
Section 12.Ranking.
All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.
Section 13.Replacement Notes.
If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.
Section 14.Notices.
Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:
9 Meters Biopharma, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615
Attention: Bethany Sensenig, CFO
Email address: bsensenig@9meters.com

    The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to the Holder will be by email to its email address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.
Section 15.Successors and Assigns.
All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder's successors and assigns.
Section 16.Severability.
If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.
Section 17.Headings, Etc.
The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.
Section 18.Amendments
This Note may not be amended or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
Section 19.Governing Law; Waiver of Jury Trial.
All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
Section 20.Submission to Jurisdiction.
The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.
Section 21.Enforcement Fees.
The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.
Section 22.Electronic Execution.
    The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

* * *

Exhibit A
Conversion Notice
9 Meters Biopharma, Inc.

Senior Secured Convertible Note due 2025

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $                ,000 in accordance with the following details.
Shares of Common Stock to be delivered:

Accrued interest amount:

DTC Participant Number:

DTC Participant Name:

Date:
    (Legal Name of Holder)

By:
Name:
Title:

Exhibit B
Form of Monthly Covenant Compliance Certificate
The undersigned, the duly qualified and elected Chief Financial Officer of 9 Meters Biopharma, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Convertible Note due 2025, issued [●], 202[●] (the “Note”), issued by the Company to [●], that:
(i) the Company satisfied the requirements of Section 9(G) of the Note during the calendar month ended [●]; and
(ii) the Company satisfied the requirements of Section 9(J) of the Note during the calendar month ended [●].
Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

9 METERS BIOPHARMA, INC.
By:
Name:
Title: Chief Financial Officer

Date: __________________